Dimensional Visions, Inc. (DVUI.OB)
          Letter of Agreement for a Private Equity Line of Common Stock
                            Pursuant to Regulation D

EQUITY LINE COMMITMENT AMOUNT: $20 million

COMPANY: Dimensional Visions. ("Dimensional Visions")

SUBSCRIBER: Swartz Private Equity, LLC ("Swartz")

SUBSCRIPTION: Swartz shall execute an irrevocable Investment Agreement for the purchase of Common Stock from Dimensional Visions up to an aggregate amount equal to $20 million (the "Equity Line").

SECURITIES PURCHASE COMMITMENT: Swartz shall make a firm commitment to purchase securities under the Equity Line as described herein and shall sell the securities under a qualified prospectus. The Private Equity Line shall be placed to Swartz under Regulation D.

EQUITY LINE: Subject to an effective Registration Statement and ending 36 months from the effective Registration date, Dimensional Visions shall have the right at its sole discretion to put Common Stock (each, a "Put") to Swartz, subject to the dollar amount limitations and conditions described below. The date of each Put is referred to as the "Put Date."

PURCHASE PRICE OF COMMON SHARES: Swartz shall purchase Dimensional Visions Common Stock for each Put, at a purchase price per share equal to 91% of the "Market Price" (as defined below), subject to a Floor Price specified by Dimensional Visions under its Floor Price option defined below.

MARKET PRICE: "Market Price" shall equal the lowest closing bid price of the Common Stock during the 20 business days following each Put Date ("Pricing Period").

FLOOR PRICE: Dimensional Visions, at its option, may select a Floor Price ("Floor Price") for any specified Put below which Dimensional Visions will not sell shares to Swartz under that Put.

AMOUNT OF EACH PUT AND PRICING PERIOD: The dollar amount sold to Swartz in each Put may be up to $2 million, but the number of shares sold in each Put shall not exceed a share Volume Limitation ("Volume Limitation") equal to the lesser of
(i) 1.5 million shares or (ii) 15% of the aggregate trading volume of the Common Stock traded on the company's primary exchange during any Pricing Period for such Put, excluding any days ("Excluded Days") where the lowest intra-day price is less than the Trigger Price (if applicable), where the "Trigger Price" equals the Company specified Floor Price, divided by 0.91.

PURCHASE WARRANT: For each Put, Swartz shall receive an amount of warrants (the "Purchase Warrants") equal to 15% of the number of shares purchased under such Put, exercisable at an Exercise Price equal to the Market Price for each Put.

CONDITIONS TO EACH PUT: The following conditions must be met on each Put Date unless otherwise mutually agreed between Swartz and Dimensional Visions: (a) The Common Stock shall be trading on the New York Stock Exchange, American Stock Exchange, or NASDAQ Market System (including NASDAQ small cap or Bulletin Board Systems). (b) At least 5 Business days shall have passed since the last Pricing Period End Date of the prior Put. (c) Dimensional Visions shall have given Swartz a minimum of 10-business day's notice prior to each Put (unless waived by Swartz). (d) A Registration Statement is effective for the resale of the Common Stock issued pursuant to each Put.

REGISTRATION: Dimensional Visions shall file a Registration Statement within 45 days of closing for the resale of the Common Stock purchased under the Equity Line.

WARRANT COMMITMENT FEE: As compensation to enter into the Equity Line Commitment, Swartz shall receive, upon execution of this Letter of Agreement, a Warrant to purchase 1,190,000 shares of Dimensional Visions Common Stock (the "Commitment Warrants"). Of the Commitment Warrants received, 396,000 shares shall be exercisable upon the end of the "Document Review Period," as defined below; 396,000 shares shall be exercisable upon the execution by both parties of the Investment Agreement as defined below; and 398,000 shares shall be exercisable upon the sooner of (i) the date that is 6 months from the date of this Letter of Agreement or (ii) the date of registration effectiveness. Furthermore, during the Equity Line Term on each six month anniversary of the closing, Swartz shall receive Additional Warrants, if necessary, such that the sum of the number of Commitment Warrants and the number of Additional Warrants issued to Swartz shall equal at least Y%, where Y% is defined as follows: First six month anniversary of closing, "Y" shall equal 7%, and "Y" shall be reduced by 0.5% for every six month anniversary thereafter through the term of the Equity Line. The Commitment Warrants and the Additional Warrants shall have an exercise price equal to the lesser of (i) the lowest closing price for the 5 trading days prior to Swartz' execution of the Equity Line Letter of Agreement or (ii) the lowest closing price for the 5 trading days prior to the date of Swartz' execution of all Closing Documents.

SWARTZ'S DELIVERY OF LEGAL DOCUMENTATION AND REVIEW BY COMPANY: Upon receipt by Swartz of the Commitment Warrants executed by Dimensional Visions, Swartz shall deliver to Dimensional Visions all legal documentation required to close the Equity Line transaction (the "Closing Documents"). During the 15-business day period following receipt of the Closing Documents by Dimensional Visions (the "Document Review Period"), Dimensional Visions and its legal counsel shall review the Closing Documents and negotiate any necessary modifications with Swartz's legal counsel. Should Dimensional Visions wish to reject the Closing Documents (as modified by mutual agreement), Dimensional Visions shall provide Swartz written notice of such rejection (an "Unacceptable Document Notice") prior to the last day of the Document Review Period, in which case Swartz shall return the Commitment Warrants within 2 business days of such written notice and the Equity Line Commitment by Swartz shall be terminated. Unless a Due Diligence Notice (as defined below) is transmitted by Swartz to Dimensional Visions or an Unacceptable Document Notice is transmitted by Dimensional Visions to Swartz prior to the end of the "Document Review Period," the Commitment Warrants shall irrevocably vest with Swartz.

SWARTZ DUE DILIGENCE PERIOD: During Dimensional Visions's 15-day Document Review Period Swartz shall conduct its Due Diligence of Dimensional Visions in order to finalize its irrevocable commitment to the Equity Line transaction. In the event that Swartz notifies Dimensional Visions in writing during such period that, based upon its Due Diligence Review, Swartz elects not to proceed with the obligations under this Agreement (a "Due Diligence Notice"), this Agreement and the Commitment Warrants shall become null and void and Swartz shall return the Commitment Warrants to Dimensional Visions.

NON USAGE FEE: After a registration statement is filed and declared effective by the SEC the following shall apply. In the event Dimensional Visions fails to Put Swartz $1,000,000 during each 12 month period of the Equity Line term, Dimensional Visions shall pay Swartz a Non Usage Fee equal to $100,000, less 10% of the dollar amount Put to Swartz during the 12 month period. Notwithstanding the above, Dimensional Visions shall not be required to pay a Non Usage Fee for any 12 month period during which Dimensional Visions has delivered a maximum number of Put Notices ("Put Notices") to Swartz allowed by the Investment Agreement, and each such Put is for the maximum number of shares allowed by the Volume Limitation (as defined above).

WARRANTS REFERENCED IN THIS AGREEMENT: Warrants referenced herein shall have piggyback registration rights, reset provisions, anti-dilution provisions due to dilutive stock issuances and shall have a 10-year term.

PRESS RELEASES RELATION TO THE FINANCING: Any public announcement relating to this financing (a "Press Release") shall be submitted to Swartz a minimum of 2 business days prior to release. Swartz shall provide written approval of the press release prior to any public announcement by Dimensional Visions.


SWARTZ PRIVATE EQUITY, LLC
By: /s/ Eric Swartz
   ---------------------------------
Eric Swartz, Manager
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Date: 9/8/00
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DIMENSIONAL VISIONS, INC.
By: /s/ John D. McPhilimy
    --------------------------------
Print Name: John D. McPhilimy
            ------------------------
Title: Chairman
       -----------------------------
Date: 8/29/2000
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